SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported) June
                       21, 1999


                       Crane Co.
  (Exact Name of Registrant as Specified in Charter)

    Delaware        0-1657         13-1952290
(State or Other  (Commission File  (IRS Employer
Incorporation)    Number)           Identification No.)

     100 First Stamford Place, Stamford, CT 06902
  (Address of principal executive offices) (Zip Code)

                    (203) 363-7300
  Registrant's telephone number, including area code

_______________________________________________________
                         _____
 (Former Name or Former Address, if Changed Since Last
                        Report)

Item 5. Other Events.

     On June 21, 1999, Crane Co. ("Crane") announced that the Board of Directors had authorized management to develop a plan for the possible spin-off of Huttig
Building Products to Crane Shareholders on a tax-free basis. Huttig Building Products is the trade name for Huttig Sash and Door Company, a wholly owned subsidiary of Crane that is one of the largest distributors in the U.S. of doors, windows and other building products. For the year ended December 31, 1998 Huttig had revenues of $707 million and operating profit of $27 million.

Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits

(c)  Exhibit No.   Description

     (1)           Crane Co. Press Release, June 21,
1999.



                      SIGNATURES


          Pursuant to the requirements of the
Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CRANE CO.



Date :  June 21, 1999    By:  \s\ Augustus I.duPont
                              Name:  Augustus I. duPont
                              Title: Vice President,
General
                              Counsel and Secretary


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
                          EXHIBIT INDEX

(c)  Exhibit No.   Description

     (1)           Crane Co. Press Release, June 21,
1999

                                            EXHIBIT (1)

CRANE CO. CONSIDERING HUTTIG BUILDING PRODUCTS SPIN-OFF


     STAMFORD, CONNECTICUT--June 21, 1999--Crane Co.
(NYSE:CR) announced today that its Board of Directors authorized management to develop a plan for the possible spinoff of Huttig Building Products to Crane shareholders on a tax-free basis. R. S. Evans, Chairman and Chief Executive Officer, stated: "We believe that Huttig as a stand-alone company would be a more effective participant in the consolidation currently taking place in the building products industry, and that separation of this distribution business from Crane's manufacturing businesses will benefit both companies and produce added value for Crane shareholders."

          Crane is a diversified manufacturer of
engineered industrial products.


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